UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

AVICENNA GLOBAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-164454	80-0347923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 4/1062A, Beach Road, Calicut Kerala, India	673032
(Address of principal executive offices)	(Zip Code)

+91 495 401 4357

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 17, 2011, Avicenna Global Corp. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with KKT International Ltd. (“KKT”).  KKT has acquired or developed a body of knowledge pertaining to therapeutic and diagnostic treatment of the spine.  The MOU states that the Company will work with KKT to develop clinics using KKT’s technologies in Mumbai, India.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 28, 2011, the Company, pursuant to a special vote by written consent of the majority of its shareholders, appointed Dr. Aslam Khan, Afnaz, Abootty Ahamed and Jawad Qureshi to its Board of Directors.  The appointment of Messrs. Khan, Ahamed and Qureshi brings the number of directors sitting on the Company’s Board of Directors to five.

For the past 15 years, Dr. Aslam Khan has been the founder and creative visionary behind the revolutionary non-invasive KKT spine treatment.  As the founder, CEO and chairman of KKT International, Dr. Khan has been involved in the research and development of KKT treatment technology and managing the company’s operations around the globe including Canada, Thailand, Taiwan, Germany, the Middle East and India.  Dr. Khan has co-authored several research articles that have been published in peer-reviewed medical journals such as “Spine”.  Dr. Khan and his research has determined that tissue regeneration and bio-synthesis activation offer new opportunities in medical research and has focused his collaborations with other world renown researchers specifically in this area.  Dr. Khan has developed new diagnostic analysis applications, exercise programs and spine related medical services and products.  Dr. Khan has been nominated for several innovation and medical breakthrough awards both locally and internationally.

Mr. Afnaz Ahamed has 12 years of experience in managing and leading multimillion dollar IT projects in the Middle East primarily in the U.A.E.  His experience range from various industries such as airline, media & broadcast, financial institution and governmental bodies.  He has worked in a leadership capacity to manage and deliver critical projects for several government agencies.  From 2009 to present he is the Projects & Services Director at Securetech LLC in the U.A.E. where he heads the organization service delivery and enterprise projects business unit.  From 2005 to 2009 Mr. Ahamed was a Technical Arichetect at ESCA in the U.A.E.  At ESCA Mr. Ahamed was responsible for designing and implementing the IT services infrastructure.

From June 2010 to present, Mr. Jawad Qureshi has served as President Of Simple Q Management Inc. where he assisted companies that were private and publically traded with his vast experience in areas of corporate restructuring, capital formation and corporate finance in the US stock markets.  From 2003 until June 2010 Mr. Qureshi worked at Auto West BMW in various positions, from business development to director of new car sales.  In his time at Auto West BMW, Mr. Qureshi was pioneering innovative sales and marketing methods that resulted in continuous organic double digit growth.

Messrs. Khan, Ahamed and Qureshi will serve as our Directors until their duly elected successor is appointed or they resign.  There are no arrangements or understandings between them and any other person pursuant to which each was selected as a director.  There are no family relationship between Messrs. Khan, Ahamed and Qureshi and any of our officers or directors.  Messrs. Khan, Ahamed and Qureshi have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENNA GLOBAL CORP.

Date: February 3, 2011	By: /s/ Ummer Veedu
Ummer Veedu, President